Exhibit 11   Computation of Earnings Per Share



                                                                     THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                -----------------------------
                                                                   1997              1996
                                                                -----------       -----------
         PRIMARY EARNINGS PER SHARE:
            Weighted average and common equivalent shares        26,274,339        26,070,903
                                                                -----------       -----------
            Net income                                          $ 7,896,007       $ 9,848,110
                                                                ===========       ===========
            Net income per share                                $      0.30       $      0.38
                                                                ===========       ===========

         FULLY DILUTED:
            Weighted average and common equivalent shares        26,274,339        26,070,903
                                                                -----------       -----------
            Net income                                          $ 7,896,007       $ 9,848,110
                                                                ===========       ===========
            Net income per share                                $      0.30       $      0.38
                                                                ===========       ===========


                                       32